Exhibit 10.28

BY FEDERAL EXPRESS

March 10, 2014

H.C. Wainwright & Co., LLC
570 Lexington Avenue
New York, NY 10022
Attn: Head of Investment Banking

Dear Sir/Madam:

          Reference is made to the agreement (the “Agreement”) between Lucid, Inc., d/b/a Caliber Imaging and Diagnostics, (“Caliber”) and H.C. Wainwright & Co., LLC (“HCW”) dated as of August 22, 2013 and as amended on February 20, 2014 and February 28, 2014. In accordance with Section 1 of the Agreement, Caliber hereby terminates the Agreement. This notice shall be deemed to be the 6-Month Termination Notice referred to in the Agreement.

LUCID, INC.

By:	/s/ Richard J. Pulsifer
Richard J. Pulsifer, Chief Financial Officer